EXHIBIT 10.1

Execution version

LIBOR TRANSITION AMENDMENT
THIS LIBOR TRANSITION AMENDMENT (this “Agreement”), dated as of November 18, 2021 (the “Amendment Effective Date”), is entered into among HONEYWELL INTERNATIONAL INC., a Delaware corporation (the “Company”), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).
RECITALS
WHEREAS, the Company, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, have entered into that certain 364-Day Credit Agreement dated as of March 31, 2021 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, certain loans and/or other extensions of credit (the “Advances”) under the Credit Agreement denominated in Euros (collectively, the “Impacted Currency”) incur or are permitted to incur based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement; and
WHEREAS, applicable parties under the Credit Agreement have determined in accordance with the Credit Agreement that LIBOR for the Impacted Currency should be replaced with a successor rate in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.
2.    Agreement. Notwithstanding any provision of the Credit Agreement or any other document related thereto (the “Loan Documents”) to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply to the Impacted Currency. For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to the Impacted Currency and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to the Impacted Currency.
3.    Conflict with Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms herein shall control.
4.    Conditions Precedent. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts of this Agreement, properly executed by the Company and the Administrative Agent.
5.    Payment of Expenses. The Company agrees to reimburse the Administrative Agent for all reasonable, documented and invoiced costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable, documented and invoiced fees and expenses of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent).

6.    Miscellaneous.
(a)The Loan Documents, and the obligations of the Company under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.
(b)The Company (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.
(c)The Company represents and warrants that:
(i)    The execution, delivery and performance by the Company of this Agreement are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (i) cause or constitute a violation of any provision of law or regulation, (ii) cause or constitute a violation of any provision of the Certificate of Incorporation or By-Laws of the Company or (iii) result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of the properties, revenues, or assets of the Company pursuant to, any indenture or other agreement or instrument to which the Company is a party or by which the Company or its property may be bound or affected, except in the case of clauses (i) and (iii) where such violation would not be reasonably expected to have a Material Adverse Effect.
(ii)    This Agreement has been duly executed and delivered by the Company. This Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.
(iii)    Before and after giving effect to this Agreement, (A) all representations and warranties of the Company set forth in Section 4.01 of the Credit Agreement (other than the representations set forth in the last sentence of subsection (e) thereof and in subsections (f), (h)-(l) and (n) thereof) are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), and (B) no event has occurred and is continuing that constitutes a Default.
(d)This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.
(e)Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
COMPANY:    HONEYWELL INTERNATIONAL INC.,
a Delaware corporation
By: /s/ James Colby
Name: James Colby
Title: Vice President and Treasurer

[Signature Page to LIBOR Transition Amendment]

ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A.,
as Administrative Agent
By:    /s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

[Signature Page to LIBOR Transition Amendment]

Appendix A

TERMS APPLICABLE TO EUROCURRENCY RATE ADVANCES

1.    Defined Terms. The following terms shall have the meanings set forth below:
“Eurocurrency Rate” means:
(a)for any Interest Period, with respect to any Eurocurrency Rate Advance denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in agreement with the Company) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;
(b)for any interest calculation with respect to a Base Rate Advance on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and
(c)if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Successor Rate” means a Benchmark Replacement rate or any similar or analogous definition in the Credit Agreement.
2.    Terms Applicable to Eurocurrency Rate Advances. From and after the Amendment Effective Date, the parties hereto agree as follows:
(a)    Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “EURIBOR” or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate or the effect of any of the foregoing, or of any Conforming Changes.
(b)    Successor Rates. The provisions in the Credit Agreement addressing the replacement of a current Successor Rate for a currency shall be deemed to apply to Eurocurrency Rate Advances and EURIBOR, as applicable, and the related defined terms shall be deemed to include Euros and EURIBOR, as applicable.

Exhibit A

FORM OF NOTICE OF
REVOLVING CREDIT BORROWING

Bank of America, N.A., as Administrative Agent
for the Lenders parties
to the Credit Agreement
referred to below
[Address]                        [Date]

Attention: Bank Loan Syndication
Ladies and Gentlemen:
The undersigned, Honeywell International Inc., refers to the 364-Day Credit Agreement, dated as of March 31, 2021 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Bank of America, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the “Proposed Revolving Credit Borrowing”) as required by Section 2.02(a) of the Credit Agreement:
(i)    The Business Day of the Proposed Revolving Credit Borrowing is _______________.
(ii)    The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].
(iii)    The aggregate amount of the Proposed Revolving Credit Borrowing is [$_______________] [for a Revolving Credit Borrowing in a Major Currency, list currency and amount of Revolving Credit Borrowing].
[(iv)    The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

The undersigned hereby certifies that the conditions precedent to this Revolving Credit Borrowing set forth in Section 3.03 of the Credit Agreement have been satisfied and the applicable statements contained therein are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing.
Very truly yours,
HONEYWELL INTERNATIONAL INC.
By
Name:
Title: